
                                                                      EXHIBIT 11
                                                                      ----------









                             SECURED LOAN AGREEMENT





                                     BETWEEN



           THE 520 GROUP, LLC, A CALIFORNIA LIMITED LIABILITY COMPANY



                                       AND



                     WELLS FARGO BANK, NATIONAL ASSOCIATION





                                 LOAN NO. 100441



                        ENTERED INTO AS OF JUNE 10, 2004

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                                                  TABLE OF CONTENTS

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ARTICLE 1.         DEFINITIONS....................................................................................1
           1.1     DEFINED TERMS..................................................................................1
           1.2     EXHIBITS INCORPORATED..........................................................................5

ARTICLE 2.         LOAN...........................................................................................5
           2.1     LOAN...........................................................................................5
           2.2     RECOURSE; COLLATERAL...........................................................................5
           2.3     LOAN FEE; ETC..................................................................................6
           2.4     NOTE...........................................................................................6
           2.5     PURPOSE........................................................................................6
           2.6     INTEREST; PAYMENTS.............................................................................6
           2.7     PRINCIPAL PAYMENTS.............................................................................6
                  (a)      Limitations of Prepayment; Exit Fee....................................................6
                  (b)      Scheduled Mandatory Payments...........................................................6
                  (c)      Required Remargin......................................................................7
                  (d)      Credit for Payments; No Re-Borrowing...................................................7
           2.8     MATURITY DATE..................................................................................7
           2.9     GUARANTIES.....................................................................................7
           2.10    NO ASSIGNMENT..................................................................................7

ARTICLE 3.         DISBURSEMENT...................................................................................7
           3.1     CONDITIONS PRECEDENT...........................................................................7
                  (a)      Compliance.............................................................................7
                  (b)      Documentation..........................................................................7
                  (c)      Pledged Securities.....................................................................7
                  (d)      Registration Rights Agreement; S-3; PLRE Acknowledgement...............................7
                  (e)      Legal Opinions.........................................................................8
                  (f)      Approval of Lender's Counsel...........................................................8
                  (g)      Fees and Expenses......................................................................8
           3.2     ACCOUNT; DISBURSEMENT AUTHORIZATION............................................................8

ARTICLE 4.         REPRESENTATIONS AND WARRANTIES.................................................................8
           4.1     AUTHORITY/ENFORCEABILITY.......................................................................8
           4.2     BINDING OBLIGATIONS............................................................................9
           4.3     FORMATION AND ORGANIZATIONAL DOCUMENTS; ETC....................................................9
           4.4     NO VIOLATION...................................................................................9
           4.5     LITIGATION.....................................................................................9
           4.6     FINANCIAL CONDITION............................................................................9
           4.7     NO MATERIAL ADVERSE CHANGE.....................................................................9
           4.8     ACCURACY.......................................................................................9
           4.9     TAX LIABILITY..................................................................................9
           4.10    NO SUBORDINATION...............................................................................9
           4.11    PERMITS; FRANCHISES............................................................................9
           4.12    OTHER OBLIGATIONS..............................................................................9
           4.13    OTHER INDEBTEDNESS............................................................................10
           4.14    BUSINESS LOAN.................................................................................10
           4.15    TAX SHELTER REGULATIONS.......................................................................10
           4.16    PLRE STOCK....................................................................................10
           4.17    REIT QUALIFICATION............................................................................10

ARTICLE 5.         COVENANTS OF BORROWER.........................................................................10
           5.1     NET CASH LIQUIDITY............................................................................10
           5.2     MERGER, CONSOLIDATION, SALE OF ASSETS.........................................................10
           5.3     EXPENSES......................................................................................10
           5.4     ERISA COMPLIANCE..............................................................................10

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                                                  TABLE OF CONTENTS
                                                     (continued)

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           5.5     EXISTENCE; BUSINESS; LIENS....................................................................11
           5.6     TAXES AND OTHER LIABILITIES...................................................................11
           5.7     NOTICE........................................................................................11
           5.8     INSURANCE.....................................................................................11
           5.9     LIMITATIONS ON DISTRIBUTIONS, ETC.............................................................11
           5.10    PLRE STOCK; REGISTRATION RIGHTS; ETC..........................................................11
           5.11    FORMATION AND ORGANIZATIONAL DOCUMENTS; ETC...................................................12

ARTICLE 6.         REPORTING COVENANTS...........................................................................12
           6.1     FINANCIAL AND OTHER INFORMATION...............................................................12
           6.2     BOOKS AND RECORDS.............................................................................13

ARTICLE 7.         DEFAULTS AND REMEDIES.........................................................................13
           7.1     DEFAULT.......................................................................................13
                  (a)      Monetary..............................................................................13
                  (b)      Performance of Obligations............................................................13
                  (c)      Attachment............................................................................13
                  (d)      Representations and Warranties........................................................13
                  (e)      Voluntary Bankruptcy; Insolvency; Dissolution.........................................13
                  (f)      Involuntary Bankruptcy................................................................13
                  (g)      Guarantors; Etc.......................................................................14
                  (h)      Member Dispute........................................................................14
                  (i)      Key Person at Borrower................................................................14
                  (j)      Key Person at Guarantor...............................................................14
                  (k)      Change in Ownership...................................................................14
                  (l)      Other Indebtedness....................................................................14
                  (m)      Reconfirmation of Guaranty............................................................14
                  (n)      PLRE Status...........................................................................14
                  (o)      Registration Rights Agreement.........................................................14
                  (p)      Guarantor Net Worth...................................................................14
                  (q)      Guarantor Indebtedness to Total Capitalization........................................14
           7.2     ACCELERATION UPON DEFAULT; REMEDIES...........................................................15
           7.3     RIGHT OF CONTEST..............................................................................15

ARTICLE 8.         MISCELLANEOUS PROVISIONS......................................................................15
           8.1     INDEMNITY.....................................................................................15
           8.2     FORM OF DOCUMENTS.............................................................................15
           8.3     NOTICES.......................................................................................15
           8.4     RELATIONSHIP OF PARTIES.......................................................................15
           8.5     ATTORNEYS' FEES AND EXPENSES; ENFORCEMENT.....................................................16
           8.6     IMMEDIATELY AVAILABLE FUNDS...................................................................16
           8.7     LENDER'S CONSENT..............................................................................16
           8.8     LOAN SALES AND PARTICIPATIONS; DISCLOSURE OF INFORMATION......................................16
           8.9     WAIVER OF RIGHT TO TRIAL BY JURY..............................................................17
           8.10    SEVERABILITY..................................................................................17
           8.11    NO WAIVER; SUCCESSORS.........................................................................17
           8.12    TIME..........................................................................................17
           8.13    HEADINGS......................................................................................17
           8.14    GOVERNING LAW.................................................................................17
           8.15    INTEGRATION; INTERPRETATION...................................................................17
           8.16    JOINT AND SEVERAL LIABILITY...................................................................18
           8.17    COUNTERPARTS..................................................................................18
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                                                        -ii-

                             SECURED LOAN AGREEMENT

THIS SECURED LOAN AGREEMENT ("Agreement") is entered into as of June 10, 2004, by and between THE 520 GROUP, LLC, a California limited liability company ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Lender").

                                  R E C I T A L

Borrower desires to borrow from Lender, and Lender agrees to loan to Borrower, the extension of credit for which provision is made herein.

NOW, THEREFORE, Lender and Borrower agree as follows:

                             ARTICLE 1. DEFINITIONS

1.1 DEFINED TERMS. The following capitalized terms generally used in this Agreement shall have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement are defined in such sections.

        "AFFILIATE" means any Person (other than the Lender): (a) directly or indirectly controlling, controlled by, or under common control with, the Borrower; (b) directly or indirectly owning or holding five percent (5.0%) or more of any equity interest in the Borrower; or (c) five percent (5.0%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by the Borrower. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise. The Affiliates of a Person shall include any officer or director of such Person. In no event shall the Lender be deemed to be an Affiliate of the Borrower.

        "AGREEMENT" - shall have the meaning given to such term in the preamble hereto.

        "BANKRUPTCY CODE" - means the Bankruptcy Reform Act of 1978 (11 USC ss. 101-1330) as now or hereafter amended or recodified.

        "BORROWER" - means THE 520 GROUP, LLC, a California limited liability company.

        "BUSINESS DAY" - means a day of the week (but not a Saturday, Sunday or holiday) on which the offices of Lender are open to the public for carrying on substantially all of Lender's business functions. Unless specifically referenced in this Agreement as a Business Day, all references to "days" shall be to calendar days.

        "CAPITALIZED LEASE OBLIGATION" means obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation determined in accordance with GAAP.

        "CASH EQUIVALENTS" mean any of the following:

        (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year after the date of acquisition thereof;

        (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within ninety
                (90) days after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from any two national rating agencies (namely,

                Standard & Poor's Rating Services, Moody's Investors Service, Fitch Ratings, or such other nationally recognized rating service as may be approved by Administrative Agent) and not listed for possible down-grade in Credit Watch published by Standard & Poor's;

        (c) commercial paper, other than commercial paper issued by PLRE or any of its Affiliates, maturing no more than ninety (90) days after the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or P-1 from either Standard & Poor's or Moody's;

        (d) domestic and Eurodollar certificates of deposit or time deposits or bankers' acceptances maturing within ninety (90) days after the date of acquisition thereof, overnight securities repurchase agreements, or reverse repurchase agreements secured by any of the foregoing types of securities or debt instruments issued, in each case, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or Canada having combined capital and surplus of not less than Two Hundred Fifty Million Dollars ($250,000,000);

        (e)     securities listed on the New York Stock Exchange

        (f)     securities listed on the American Stock Exchange; and

        (g)     securities (other than PLRE Stock) listed on the NASDAQ.

        "DEFAULT" - shall have the meaning given to such term in SECTION 7.1.

        "DERIVATIVES CONTRACT" means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement. Not in limitation of the foregoing, the term "Derivatives Contract" includes any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.

        "DERIVATIVES TERMINATION VALUE" means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Derivatives Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include the Lender).

        "EXISTING INDEBTEDNESS" - means the Indebtedness in the maximum aggregate principal amount of $29,000,000 owing by Borrower to The Trust, The Price Group, and The Price Family Charitable Fund.

        "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

        "GUARANTOR" - means (a) The Price Group, (b) The Trust, (c) Sol Price, an individual, and (d) any other person or entity who, or which, in any manner, is or becomes obligated to Lender under any guaranty now or hereafter executed in connection with respect to the Loan (collectively or severally as the context thereof may suggest or require).

        "GUARANTY", "GUARANTEED" or to "GUARANTEE" as applied to any obligation means and includes: (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by: (i) the purchase of securities or obligations,
        (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person's obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation. As the context requires, "GUARANTY" shall also mean the repayment guaranties executed and delivered by Guarantors in connection with the Loan.

        "INDEBTEDNESS", means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed; (b) all obligations and liabilities of such Person (including trade debt incurred in the ordinary course of business), whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property, or (iv) which would, in conformity with GAAP, be properly classified as liabilities on the balance sheet of such Person;
        (c) Capitalized Lease Obligations of such Person; (d) all reimbursement obligations of such Person under or in respect of any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all Off Balance Sheet Liabilities of such Person; (f) net obligations under any Derivative Contract in an amount equal to the Derivatives Termination Value thereof; (g) all Indebtedness of other Persons which (i) such Person has Guaranteed or is otherwise recourse to such Person or (ii) is secured by a Lien on any property of such Person; and (h) the pro rata share (based on ownership share) of the Indebtedness of each Unconsolidated Affiliate of such Person.

        "LENDER" - means WELLS FARGO BANK, NATIONAL ASSOCIATION.

        "LIEN" as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, pledge, lien, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the UCC or its equivalent in any jurisdiction; and (d) any agreement by such Person to grant, give or otherwise convey any of the foregoing.

        "LOAN" - means the principal sum that Lender agrees to lend and Borrower agrees to borrow pursuant to the terms and conditions of this Agreement:
        FIFTY MILLION AND NO/100THS DOLLARS ($50,000,000).

        "LOAN DOCUMENTS" - means those documents, as hereafter amended, supplemented, replaced or modified, properly executed and in recordable form, if necessary, listed in EXHIBIT A as Loan Documents.

        "MATURITY DATE" - means July 1, 2007.

        "NET CASH LIQUIDITY" - means (a) the sum of unencumbered and unrestricted cash and Cash Equivalents per GAAP, LESS (b) all Unsecured Indebtedness of Guarantors in excess of $1,000,000.

        "NONRECOURSE INDEBTEDNESS" means, with respect to a Person, Indebtedness for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, and other similar customary exceptions to recourse liability in a form reasonably acceptable to the Agent) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.

        "NOTE" - means that certain Note of even date herewith, in the original principal amount of the Loan, executed by Borrower and payable to the order of Lender, as hereafter amended, supplemented, replaced or modified.

        "OFF BALANCE SHEET LIABILITIES" means, with respect to any Person, (a) any repurchase obligation or liability, contingent or otherwise, of such Person with respect to any accounts or notes receivable sold, transferred or otherwise disposed of by such Person, (b) any repurchase obligation or liability, contingent or otherwise, of such Person with respect to property or assets leased by such Person as lessee and (c) all obligations, contingent or otherwise, of such Person under any synthetic lease, tax retention operating lease, off balance sheet loan or similar off balance sheet financing if the transaction giving rise to such obligation (i) is considered indebtedness for borrowed money for tax purposes but is classified as an operating lease or (ii) does not (and is not required pursuant to GAAP to) appear as a liability on the balance sheet of such Person.

        "OTHER RELATED DOCUMENTS" - means those documents, as hereafter amended, supplemented, replaced or modified from time to time, properly executed and in recordable form, if necessary, listed in EXHIBIT A as Other Related Documents.

        "PARTICIPANT" - shall have the meaning given to such term in SECTION
        8.8.

        "PERSON" - means an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

        "PLEDGED SECURITIES" - means the publicly traded shares of common stock in PLRE [NASDAQ: PLRE] from time to time pledged by Borrower to Lender as collateral security for the Loan, which Pledged Securities shall at no time have a market value less than two hundred percent (200%) of the then outstanding principal balance under the Loan.

        "PLRE" - means Price Legacy Corporation, a Maryland corporation.

        "PLRE Stock" means all of the following: PLRE Common Stock [NASDAQ:
        PLRE], PLRE Series A Preferred Stock [NASDAQ: PLREO], and PLRE Series 1 Preferred Stock [NASDAQ: PLREP].

        "POTENTIAL DEFAULT" - means an event or condition which, with the giving of notice or the passage of time, or both, would constitute a Default.

        "REGISTRATION RIGHTS AGREEMENT" - means the Amended and Restated Registration Rights Agreement, dated as of March 11, 2004, among the The Price Group, Borrower and PLRE.

        "SECURITIES ACCOUNT" - means a blocked securities account with and controlled by Wells Fargo Institutional Securities, LLC, account number [REDACTED], for the deposit of the Pledged Securities and all proceeds thereon.

        "SECURITIES PLEDGE AGREEMENT" - means the Securities Pledge and Security Agreement executed by Borrower concurrently herewith with respect to the Pledged Securities.

        "TANGIBLE NET WORTH" - means, for any Person and as of a given date, such Person's total equity, MINUS (to the extent contained in determining stockholders' equity of such Person): (a) the amount of any write-up in the book value of any assets reflected in any balance sheet resulting from revaluation thereof or any write-up in excess of the cost of such assets acquired, and (b) the aggregate of all amounts appearing on the assets side of any such balance sheet for franchises, licenses, permits, patents, patent applications, copyrights, trademarks, service marks, trade names, goodwill, treasury stock, experimental or organizational expenses and other like assets which would be classified as intangible assets under GAAP, all determined on a consolidated basis in accordance with GAAP.

        "THE PRICE GROUP" - means The Price Group, LLC, a California limited liability company.

        "THE TRUST" - means Sol Price, as Trustee of The Sol and Helen Price Trust u/d/t dated 2/20/70.

        "TOTAL CAPITALIZATION" means, in respect to a Person, as of the date of determination thereof, total assets of such Person as determined in accordance with GAAP, LESS (i) intangibles assets and the book value of the investments in each Unconsolidated Affiliate, PLUS (ii) the pro rata share (based on ownership share) of such Person of the assets (similarly defined) in each of the Unconsolidated Affiliates.

        "UNCONSOLIDATED AFFILIATES" means, as of the date of determination thereof, an investment which is accounted for under the equity method of accounting and whose financial results would not be consolidated under GAAP with the financial results of The Trust or The Price Group. Unconsolidated Affiliates shall include TPG Sherman and any investment by The Trust and/or The Price Group which exceeds $1,500,000, but shall not include any investment by The Price Group in entities in which McComic Consolidated, Inc. or ORA Investors Series B, LLC, are investors.

        "UNSECURED INDEBTEDNESS" - means, with respect to a Person, all Indebtedness of such Person that is not secured by any Lien on any real or personal property pursuant to which the holder of such Indebtedness is looking to such security as the primary source of full repayment thereof.

1.2 EXHIBITS INCORPORATED. EXHIBIT A attached hereto, is hereby incorporated into this Agreement.

                                 ARTICLE 2. LOAN

2.1 LOAN. By and subject to the terms of this Agreement and each other document identified on EXHIBIT A hereto as a Loan Document, Lender agrees to lend to Borrower and Borrower agrees to borrow from Lender up to the principal sum of FIFTY MILLION AND NO/100THS DOLLARS ($50,000,000). The Loan shall be non-revolving, namely, principal repayments shall not be available for reborrowing by Borrower.

2.2 RECOURSE; COLLATERAL. The Loan shall be fully recourse to Borrower. The Loan will be secured by the Pledged Securities in accordance with the Securities Pledge Agreement. Without limiting the foregoing and except to the extent otherwise provided in the Guaranty, the Loan is not recourse to any member, partner, employee, agent, investor or Affiliate of Borrower.

2.3 LOAN FEE; ETC. Upon, and in consideration of, the execution by Lender of this Agreement, Borrower shall pay to Lender a non-refundable loan fee in the amount of $250,000, together with a non-refundable administration fee of $5,000.

2.4     NOTE. The Loan shall be evidenced by the Note.

2.5 PURPOSE. The proceeds of the Loan shall be used by Borrower to repay certain indebtedness of Borrower to each of The Price Family Charitable Fund, a California nonprofit corporation, The Price Group, and The Trust.

2.6 INTEREST; PAYMENTS. Except as otherwise provided in any Loan Document, interest shall accrue upon the outstanding principal balance at the rate(s) provided in the Note, and such interest shall be payable monthly as required therein.

2.7     PRINCIPAL PAYMENTS.

        (a)     LIMITATIONS OF PREPAYMENT; EXIT FEE.

                (I) BORROWER SHALL HAVE THE RIGHT TO PREPAY ALL OR A PORTION OF THE LOAN FOR ANY REASON WHATSOEVER (SUBJECT TO OTHER APPLICABLE PROVISIONS HEREOF), PROVIDED, HOWEVER, THAT IF SUCH PREPAYMENT OCCURS FOR ANY REASON WHATSOEVER, INCLUDING AN ACCELERATION BY LENDER FOLLOWING A BORROWER DEFAULT OR IN CONNECTION WITH A BORROWER REPAYMENT AS REQUIRED BY THE TERMS OF THE SECURITIES PLEDGE AGREEMENT, (A) PRIOR TO SEPTEMBER 10, 2004, THEN IN CONNECTION WITH SUCH PREPAYMENT BORROWER SHALL PAY TO LENDER, CONCURRENTLY WITH SUCH PREPAYMENT, AN AMOUNT EQUAL TO ONE-QUARTER OF ONE PERCENT (0.25%) OF THE PRINCIPAL AMOUNT OF THE LOAN WHICH IS BEING PREPAID, (B) OR AFTER SEPTEMBER 10, 2004 BUT PRIOR TO DECEMBER 10, 2004, THEN IN CONNECTION WITH SUCH PREPAYMENT BORROWER SHALL PAY TO LENDER, CONCURRENTLY WITH SUCH PREPAYMENT, AN AMOUNT EQUAL TO ONE-EIGHTH OF ONE PERCENT (0.125%) OF THE PRINCIPAL AMOUNT OF THE LOAN WHICH IS BEING PREPAID.

                (II) ADDITIONALLY, AND NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, BORROWER SHALL BE OBLIGATED AT ALL TIMES TO PAY ANY FIXED RATE PRICE ADJUSTMENT (AS DEFINED IN EXHIBIT A TO THE NOTE) RESULTING FROM A PREPAYMENT OF ANY PORTION OF THE LOAN MADE PRIOR TO THE END OF A FIXED RATE PERIOD (AS DEFINED IN EXHIBIT A TO THE NOTE), WHETHER SUCH REPAYMENT IS VOLUNTARY, REQUIRED UNDER THE TERMS OF THIS AGREEMENT, OR OTHERWISE.

        (b) SCHEDULED MANDATORY PAYMENTS. Borrower shall make mandatory principal payments under the Loan as follows:

                DATE                                  AMOUNT
                ----                                  ------

                On or before July 1, 2006             $5,000,000
                On or before October 1, 2006          $7,500,000
                On or before January 1, 2007          $10,000,000
                On or before April 1, 2007            $12,500,000
                On or before the Maturity Date        All remaining outstanding
                                                      principal

                With respect to such mandatory principal payments, if principal payments are made prior to the date of the required principal payment (or in excess of an amount due on a mandatory payment date), then the applicable amount of such earlier principal payment (or excess, as applicable) will be credited to the next required payment.

        (c) REQUIRED REMARGIN. From time to time, Borrower shall repay principal outstanding under the Loan as and when required pursuant to the terms of the Securities Pledge Agreement.

        (d) CREDIT FOR PAYMENTS; NO RE-BORROWING. Any payment made upon the outstanding principal balance of the Loan shall be credited as of the Business Day received, provided such payment is received by Lender no later than 11:00 a.m. (Pacific Standard Time or Pacific Daylight Time, as applicable) and constitutes immediately available funds. Any principal payment received after said time, or which does not constitute immediately available funds, shall be credited upon such funds having become unconditionally and immediately available to Lender. Principal amounts prepaid may not be reborrowed.

2.8 MATURITY DATE. On the Maturity Date all sums due and owing under this Agreement and the other Loan Documents shall be payable in full. All payments due to Lender under this Agreement, whether at the Maturity Date or otherwise, shall be paid in immediately available funds.

2.9 GUARANTIES. All obligations of Borrower to Lender under the Loan Documents shall be guaranteed, jointly and severally, by Guarantors, and such guaranties shall be evidenced by and subject to the terms of a form of guaranty to be furnished by Lender.

2.10 NO ASSIGNMENT. This Loan is not assignable by Borrower to any other person or entity.

                             ARTICLE 3. DISBURSEMENT

3.1 CONDITIONS PRECEDENT. Lender's obligation to make any disbursements or take any other action under the Loan Documents shall be subject at all times to satisfaction of each of the following conditions precedent:

        (a) COMPLIANCE. The representations and warranties contained herein shall be true on and as of the date of the signing of this Agreement and on the date such action is to be taken, with the same effect as though such representations and warranties had been made on and as of such dates, and on such dates no Potential Default or Default shall exist.

        (b) DOCUMENTATION. Prior to taking any such action hereunder, Borrower shall have executed and delivered to Lender or shall have caused to be executed and delivered to Lender all Loan Documents and Other Related Documents, which Loan Documents and Other Related Documents shall be in form and substance satisfactory to Lender in its sole and absolute discretion, and Lender shall have received such other documents, instruments, policies, forms of evidence and other materials as Lender may request under the terms of the Loan Documents.

        (c) PLEDGED SECURITIES. The Pledged Securities shall have been (i) registered in compliance with Securities Act of 1933 in a manner approved by Lender and which permits unrestricted sale of such Pledged Securities by each of Borrower and Lender and (ii) deposited into the Securities Account by delivering the original certificates evidencing such Pledged Securities to Lender, along with a fully executed stock power in blank.

        (d)     REGISTRATION RIGHTS AGREEMENT; S-3; PLRE ACKNOWLEDGEMENT.

                (i) Lender shall have reviewed and approved a Registration Rights Agreement between and among Borrower and PLRE, which agreement (i) permits a registered sale of the Pledged Securities by each of Borrower and Lender, and
                        (ii) obligates PLRE to maintain such registration in a current condition under all applicable state and federal securities laws; and

                (ii) Lender shall have received and approved a fully executed acknowledgment agreement from PLRE which confirms, amongst other things, that (A) Lender is entitled to rights as "Permitted Transferee" under Registration Rights Agreement prior to a foreclosure on the Pledged Securities (i.e., as pledgee of Borrower), including right to be a recipient of the PLRE indemnification contained within the Registration Rights Agreement, (B) all of Borrower's and the Price Group's PLRE Stock is covered by the registration rights agreement, (C) Lender may be a co-addressee (or get reliance letters) with respect to any legal opinion/comfort letter delivered to the "Holders" under and pursuant to the Registration Rights Agreement, (D) PLRE will not consent to any amendment of the Registration Rights Agreement without Lender's prior written consent; and (E) PLRE will not accept a demand for registration from any "Permitted Transferee" under the Registration Rights Agreement without Lender's prior written consent; and

                (iii) Borrower and Lender shall each have received a satisfactory waiver from PLRE permitting (A) the pledge by Borrower to Lender of the Pledged Securities, and (B) the ultimate sale, if necessary, by Lender of the Pledged Securities, in one large block of shares to single purchaser or otherwise.

        (e) LEGAL OPINIONS. Lender shall have received legal opinions dated as of the date of funding of the Loan addressed to Lender from counsel to Borrower, PLRE and each Guarantor, which counsel shall be acceptable to Lender and which opinions shall be in form reasonably satisfactory to Lender, and which shall cover, amongst other things, good standing, due authorization, execution, delivery, enforceability and perfection of liens and collateral, as well as (i) PLRE's due incorporation and good standing and continuing qualification with the "5/50" rule applicable to real estate investment trusts as defined in
                Section 856 of the Internal Revenue Code (or any successor provision thereto), and (ii) no violation with PLRE's charter documents is or would be caused by a transfer by Lender or Borrower, in one large block of shares to a single purchaser or otherwise, of all or a portion of the Pledged Securities.

        (f) APPROVAL OF LENDER'S COUNSEL. All legal matters incidental to such action shall be satisfactory to counsel to Lender.

        (g) FEES AND EXPENSES. Borrower shall have paid to Lender, in accordance with Section 2.3, the Loan Fee and the administration fee, along with those costs and expenses for which Lender has requested reimbursement at closing in accordance with the provisions of Section 5.2.

3.2 ACCOUNT; DISBURSEMENT AUTHORIZATION. The proceeds of the Loan, when qualified for disbursement, shall be deposited into an account of Borrower with Lender or otherwise disbursed to or for the benefit or account of Borrower under the terms of this Agreement; PROVIDED, HOWEVER, that any direct disbursements from the Loan which are made by means of wire transfer, shall be subject to the provisions of any funds transfer agreement which is identified in EXHIBIT A hereto. Disbursements hereunder may be made by Lender upon the written request of Borrower or any person who has been authorized by Borrower to request such disbursements until such time as written notice of Borrower's revocation of such authority is received by Lender at the address herein.

                    ARTICLE 4. REPRESENTATIONS AND WARRANTIES

As a material inducement to Lender's entry into this Agreement, Borrower represents and warrants to Lender as of the date hereof and continuing thereafter that:

4.1 AUTHORITY/ENFORCEABILITY. Borrower is in compliance with all laws and regulations applicable to its organization, existence and transaction of business and has all necessary rights and powers to borrow as contemplated by the Loan Documents.

4.2 BINDING OBLIGATIONS. Borrower is authorized to execute, deliver and perform its obligations under the Loan Documents and Other Related Documents, and such obligations shall be valid and binding obligations of Borrower.

4.3 FORMATION AND ORGANIZATIONAL DOCUMENTS; ETC. Borrower has delivered to Lender all formation and organizational documents of Borrower and of all Guarantors, and all such formation and organizational documents remain in full force and effect and have not been amended or modified since they were delivered to Lender. Borrower shall immediately provide Lender with copies of any amendments or modifications of the aforementioned formation or organizational documents. Borrower's sole business is the ownership of PLRE Stock.

4.4 NO VIOLATION. Borrower's execution, delivery, and performance under the Loan Documents and Other Related Documents do not: (a) require any consent or approval not heretofore obtained under any partnership agreement, operating agreement, articles of incorporation, bylaws or other document; (b) conflict with, or constitute a breach or default or permit the acceleration of obligations under any agreement, contract, lease, or other document by which the Borrower is bound or regulated; or
        (c) violate any statute, law, regulation or ordinance, or any order of any court or governmental entity.

4.5 LITIGATION. Except as disclosed to Lender in writing, there are no claims, actions, suits, or proceedings pending, or to Borrower's knowledge threatened, against Borrower.

4.6 FINANCIAL CONDITION. All financial statements and information heretofore and hereafter delivered to Lender by Borrower or any Guarantor, including, without limitation, information relating to the financial condition of Borrower, fairly and accurately represent the financial condition of the subject thereof and have been prepared (except as noted therein) in accordance with generally accepted accounting principles consistently applied. Borrower acknowledges and agrees that Lender may request and obtain additional information from third parties regarding any of the above, including, without limitation, credit reports.

4.7 NO MATERIAL ADVERSE CHANGE. There has been no material adverse change in the financial condition of Borrower and/or Guarantor since the dates of the latest financial statements furnished to Lender and, except as otherwise disclosed to Lender in writing, Borrower has not entered into any material transaction which is not disclosed in such financial statements.

4.8 ACCURACY. All reports, documents, instruments, information and forms of evidence delivered to Lender concerning the Loan or security for the Loan or required by the Loan Documents are accurate, correct and sufficiently complete to give Lender true and accurate knowledge of their subject matter, and do not contain any misrepresentation or omission.

4.9 TAX LIABILITY. Borrower has filed all required federal, state, county and municipal tax returns and has paid all taxes and assessments owed and payable, and Borrower has no knowledge of any basis for any additional payment with respect to any such taxes and assessments.

4.10 NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this Agreement to any other obligation of Borrower.

4.11 PERMITS; FRANCHISES. Borrower possesses, and will hereafter possess, all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade names, trade name rights, patents, patent rights and fictitious name rights necessary to enable it to conduct the business in which it is now engaged without conflict with the rights of others.

4.12 OTHER OBLIGATIONS. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

4.13 OTHER INDEBTEDNESS. Borrower has no other Indebtedness other than the Existing Indebtedness, which Existing Indebtedness is secured by PLRE Stock which is other than the Pledged Securities.

4.14 BUSINESS LOAN. The Loan is a business loan transaction in the stated amount solely for the purpose of carrying on the business of Borrower and none of the proceeds of the Loan will be used for the personal, family or agricultural purposes of the Borrower.

4.15 TAX SHELTER REGULATIONS. Neither the Borrower, any Guarantor, nor any subsidiary of any of the foregoing intends to treat the Loan or the transactions contemplated by this Agreement and the other Loan Documents as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). If the Borrower, or any other party to the Loan determines to take any action inconsistent with such intention, the Borrower will promptly notify the Lender thereof. If the Borrower so notifies the Lender, the Borrower acknowledges that Lender may treat its Loan as part of a transaction that is subject to Treasury Regulation
        Section 301.6112-1, and such Lender (or Lenders, as applicable), will maintain the lists and other records, including the identity of the applicable party to the Loan as required by such Treasury Regulation.

4.16 PLRE STOCK. All PLRE Stock owned by Borrower is covered by and subject to the provisions of the Registration Rights Agreement, and is capable of registration by the holder thereof in accordance with the provisions of such Registration Rights Agreement.

4.17 REIT QUALIFICATION. PLRE is a qualified real estate investment trust as defined in Section 856 of the Internal Revenue Code (or any successor provision thereto).

                        ARTICLE 5. COVENANTS OF BORROWER

Borrower covenants that so long as any credit remains available hereunder, and until payment in full of all amounts owing under the Loan Documents:

5.1 NET CASH LIQUIDITY. Net Cash Liquidity for Borrower and Guarantors, in the aggregate, shall not any time be less than Fifteen Million Dollars ($15,000,000).

5.2 MERGER, CONSOLIDATION, SALE OF ASSETS. Borrower shall not merge into or consolidate with any corporation or other entity, or sell, lease, assign, transfer or otherwise dispose of all or substantially all of its assets other than in the ordinary course of business.

5.3 EXPENSES. Borrower shall immediately pay Lender upon demand all costs and expenses incurred by Lender in connection with: (a) the preparation of this Agreement, all other Loan Documents and Other Related Documents contemplated hereby (including outside counsel and allocated costs of internal counsel) in an amount not to exceed $35,000; (b) the administration of this Agreement, the other Loan Documents and Other Related Documents for the term of the Loan; and (c) the enforcement or satisfaction by Lender of any of Borrower's obligations under this Agreement, the other Loan Documents or the Other Related Documents. For all purposes of this Agreement, Lender's costs and expenses shall include, without limitation, all legal fees and expenses, accounting fees and auditor fees. If any of the services described above are provided by an employee of Lender, Lender's costs and expenses for such services shall be calculated in accordance with Lender's standard charge for such services.

5.4 ERISA COMPLIANCE. Borrower shall at all times comply with the provisions of ERISA with respect to any retirement or other employee benefit plan to which it is a party as employer, and as soon as possible after Borrower knows, or has reason to know, that any Reportable Event (as defined in ERISA) with respect to any such plan of Borrower has occurred, it shall furnish to Lender a written statement setting forth details as to such Reportable Event and the action, if any, which Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event furnished to the Pension Benefit Guaranty Corporation.

5.5 EXISTENCE; BUSINESS; LIENS. Borrower shall preserve and maintain its existence and all of its rights, privileges and franchises; conduct its business in an orderly, efficient, and regular manner; and comply with the requirements of all applicable laws, rules, regulations and orders of a governmental authority. The business of Borrower shall be limited to the ownership of PLRE Stock, and Borrower shall incur no other Indebtedness or grant other liens, other than the Existing Debt.

5.6 TAXES AND OTHER LIABILITIES. Borrower shall pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real and personal, owed by or relating to Borrower and Borrower's properties (including federal and state income taxes), except such as Borrower may in good faith contest or as to which a bona fide dispute may arise, provided provision is made to the satisfaction of Lender for eventual payment thereof in the event that it is found that the same is an obligation of Borrower.

5.7 NOTICE. Borrower shall promptly give notice in writing to Lender of: (a) any litigation pending or threatened against Borrower or any Guarantor;
        (b) the occurrence of any breach or default in the payment or performance of any obligation owing by Borrower or any Guarantor to any person or entity, other than Lender; (c) any change in the name of Borrower or any change in its identity or organizational structure; (d) any uninsured or partially uninsured loss through fire, theft, liability damage; (e) any termination or cancellation of any insurance policy which Borrower is required herein to maintain, or (f) a default (or receipt of notice thereof) with respect to any other indebtedness of Borrower or a Guarantor.

5.8 INSURANCE. Borrower shall maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to Borrower's, including but not limited to fire, extended coverage, public liability, damage and workers' compensation, carried in companies and in amounts satisfactory to Lender, and deliver to Lender from time to time at Lender's request schedules setting forth all insurance then in effect.

5.9 LIMITATIONS ON DISTRIBUTIONS, ETC. Following the occurrence and during the continuance of a Potential Default or Default, neither Borrower nor The Price Group shall distribute any money or other property to any member of such Person, whether in the form of earnings, income or other proceeds or otherwise, nor shall either such Person repay any principal or interest on any loan or other advance made to such Person by any member thereof, nor shall either such Person loan or advance any funds to any such member.

5.10    PLRE STOCK; REGISTRATION RIGHTS; ETC.

        (a) With the exception of the PLRE Stock pledged in connection with the Existing Indebtedness, Neither Borrower nor any Guarantor, without the prior written consent of Lender, shall pledge or encumber any PLRE Stock owned by such Person, from time to time, to or for the benefit of any Person other than Lender.

        (b) Borrower shall not (i) exercise any registration rights under the Registration Rights Agreement, or (ii) enter into any "lock-up" or other agreement restricting in any manner Borrower's right to sell or otherwise transfer PLRE Stock, or
                (iii) amend, modify or terminate the Registration Rights Agreement, in any case without the prior written consent of Lender, which consent may be conditioned upon Lender's satisfaction that any such act shall not have an adverse impact on Borrower's ability to repay the Loan or on the collateral securing the Loan.

        (c) Borrower nor any Borrower Affiliate shall take any action (including, without limitation, a sale of PLRE Stock) which could invalidate or terminate the Registration Rights Agreement or Lender's ability, as a "Holder" and a "Permitted Transferee" under such Agreement, to demand registration rights.

        (d) Borrower shall not sell or otherwise transfer any PLRE Stock to any Person who might qualify as a "Permitted Transferee" under the Registration Rights Agreement, unless such Person executes an agreement, in a form approved by Lender, covenanting not to exercise any rights to register the PLRE Stock under the Registration Rights Agreement while any portion of the Loan remains outstanding.

        (e) Neither Borrower nor any Borrower Affiliate will sell, convey, encumber or otherwise transfer PLRE Stock if, at such time, (i) under the terms of Section 2(j) of the Registration Rights Agreement a "Holder" (as such term is defined in the Registration Rights Agreement) could be required to conduct a Rule 144 sale, and (ii) such action by Borrower or Affiliate, in Lender's reasonable opinion, could effectively preclude, delay or inhibit Lender's realization on any or all of the Pledged Securities.

        (f) Borrower shall cause PLRE to comply with the Registration Rights Agreement, including the obligation to maintain such registration in a current condition under all applicable state and federal securities laws.

        (g) Within five (5) days following Lender's request therefor, Borrower shall deliver a fully executed and valid Form 144 with respect to the Pledged Securities and, in the event that Borrower fails to provide such Form 144, Borrower authorizes Lender to rely upon and submit to the Securities and Exchange Commission the Form 144 delivered to Lender concurrently with the closing hereunder.

        (h) WITHIN THIRTY (30) DAYS FOLLOWING THE EFFECTIVE DATE, Lender shall have reviewed and approved, and PLRE shall have filed an S-3 registration statement (or an amendment or supplement to an existing S-3, as applicable) covering the Pledged Securities which (A) permits the Pledged Securities to be sold by, or at the direction of, the Lender, and (B) specifically names Lender and Wells Fargo Institutional Securities, LLC, as pledgees of Borrower with respect to the Pledged Securities.

5.11 FORMATION AND ORGANIZATIONAL DOCUMENTS; ETC. Borrower shall not amend or modify (or cause, permit, or consent to the amendment or modification of) the organizational documents of Borrower or of any Guarantor, without the prior written consent of Lender. WITHIN NINETY (90) DAYS FOLLOWING THE EFFECTIVE DATE, Borrower shall extend the term of its operating agreement to a date not earlier than the Maturity Date hereunder, and shall provide evidence of same to Lender.

                         ARTICLE 6. REPORTING COVENANTS

6.1      FINANCIAL AND OTHER INFORMATION.

        (a) Not later than one hundred twenty (120) days after and as of the end of each fiscal year, Borrower shall provide for Borrower and each Guarantor, unaudited financial statements prepared on a cash basis, but including such GAAP adjustments as are necessary in order to evidence compliance with the financial covenants contained herein;

        (b) Not later than fifteen (15) days following submission thereof to the Internal Revenue Service and not less frequently than annually, Borrower shall provide, for Borrower and each Guarantor, a copy of each tax return or other tax filing, amendment thereto, or extension thereof;

        (c) Not later than thirty (30) days following and as of the end of each calendar quarter, commencing October 1, 2004, Borrower shall provide, in a form approved by Lender, calculations together with supporting documentation evidencing compliance with SECTION 5.1, SECTION 7.1(P) and SECTION 7.1(Q) hereof, such calculations to be certified by Kathy Hillan or a responsible officer of Borrower and each applicable Guarantor as may be approved by Lender from time to time; and

        (d) From time to time such other financial information with respect to Borrower, each Guarantor and any Affiliate of Borrower or a Guarantor as Lender may reasonably request.

6.2 BOOKS AND RECORDS. Borrower shall maintain complete books of account and other records in accordance with GAAP, and permit any representative of Lender, at any reasonable time, to inspect, audit and examine such books and records and to make copies of the same.

                        ARTICLE 7. DEFAULTS AND REMEDIES

7.1 DEFAULT. The occurrence of any one or more of the following shall constitute an event of default ("DEFAULT") under this Agreement and the other Loan Documents:

        (a) MONETARY. Borrower's failure to pay (i) any amount due on the Maturity Date, (ii) any principal when due (whether upon demand, at maturity, a scheduled amortization payment, by reason of acceleration or otherwise), or (iii) any other amount due (whether upon demand, at maturity, by reason of acceleration or otherwise) under this Agreement or any other Loan Document; PROVIDED, HOWEVER, with respect to any sums due under this subsection (iii), other than on the Maturity Date, no Default shall occur if such sums are received by Lender within three (3) days following notice from Lender demanding such payment; or

        (b) PERFORMANCE OF OBLIGATIONS. Borrower's failure to perform any obligation in addition to those in SECTION 7.1(A) above under any of the Loan Documents and the continuation of such failure for more than thirty (30) days after written notice to Borrower from Lender requesting that Borrower cure such failure; PROVIDED, HOWEVER, that if a longer or shorter cure period is specifically provided for the remedy of such failure, or if a date certain is set for performance of a certain obligation, Borrower's failure to perform will not constitute a Default until such date as the specified cure period expires or such date certain occurs; or

        (c) ATTACHMENT. The sequestration or attachment of, or any levy or execution upon, any assets of Borrower which sequestration, attachment, levy or execution is not released expunged or dismissed prior to the earlier of thirty (30) days or the sale of the assets affected thereby; or

        (d) REPRESENTATIONS AND WARRANTIES. (i) The material failure of any representation or warranty of Borrower in any of the Loan Documents; or (ii) any material adverse change in the financial condition of Borrower or any Guarantor from the financial condition represented to Lender as of the later of: (A) the date hereof; or (B) the date upon which the financial condition of such party was first represented to Lender; or

        (e) VOLUNTARY BANKRUPTCY; INSOLVENCY; DISSOLUTION. (i) The filing of a petition by Borrower for relief under the Bankruptcy Code, or under any other present or future state or federal law regarding bankruptcy, reorganization or other debtor relief law; (ii) the filing of any pleading or an answer by Borrower in any involuntary proceeding under the Bankruptcy Code or other debtor relief law which admits the jurisdiction of the court or the petition's material allegations regarding Borrower's insolvency;
                (iii) a general assignment by Borrower for the benefit of creditors; or (iv) Borrower applying for, or the appointment of, a receiver, trustee, custodian or liquidator of Borrower or any of its assets; or

        (f) INVOLUNTARY BANKRUPTCY. The failure of Borrower to effect a full dismissal of any involuntary petition under the Bankruptcy Code or under any other debtor relief law that is filed against Borrower or in any way restrains or limits Borrower or Lender regarding the Loan prior to the earlier of the entry of any court order granting relief sought in such involuntary petition, or thirty (30) days after the date of filing of such involuntary petition; or

        (g) GUARANTORS; ETC.. The occurrence of any of the events specified in SECTION 7.1(E) or SECTION 7.1(F) as to any person or entity other than Borrower, including, without limitation, any Guarantor, which is in any manner obligated to Lender under the Loan Documents; or

        (h) MEMBER DISPUTE. Any member dispute which Lender determines, in its reasonable discretion, shall have a material adverse effect on the Loan or on the ability of Borrower or its members to perform their obligations under the Loan Documents, which event is not (or cannot be) cured to Lender's satisfaction within fifteen (15) Business Days after the occurrence thereof;

        (i) KEY PERSON AT BORROWER. The retirement, death, incapacity, termination or withdrawal of Mark Daitch or Barry McComic as managers of Borrower, and Borrower's failure to provide a substitute or replacement acceptable to Lender within sixty (60) days after the occurrence of any such retirement, death, incapacity, termination or withdrawal; or

        (j) KEY PERSON AT GUARANTOR. The retirement, death, incapacity or withdrawal of Sol Price and Robert Price as managers of The Price Group, and The Price Group's failure to provide a substitute or replacement acceptable to Lender within sixty (60) days after the occurrence of any such retirement, death, incapacity, termination or withdrawal; or

        (k) CHANGE IN OWNERSHIP. Without limiting Lender's approval rights set forth in SECTION 5.11 above, any change in the ownership of Borrower or The Price Group, in either case whereby, for a period in excess of fifteen (15) Business days, (i) Ivanhoe Shelf Company, LLC, San Diego Revitalization Corporation and The San Diego Foundation fail to own at least fifty-one percent (51%) of Borrower, or (ii) The Trust fails to own at least ninety percent (90%) of The Price Group; or

        (l) OTHER INDEBTEDNESS. Any (i) monetary default or (ii) non-monetary default resulting in acceleration, of other Indebtedness of Borrower or any Guarantor in excess of $5,000,000; or

        (m) RECONFIRMATION OF GUARANTY. Failure by Robert Price (or such other executor or trustee of The Trust, and each successor trust, as applicable), within ten (10) days following death or incapacity of Sol Price, to fully reconfirm and reaffirm (pursuant to documentation acceptable to Lender) the Guaranty provided by The Trust; or

        (n) PLRE STATUS. PLRE, for a period in excess of fifteen (15) Business days, (i) ceases to be a listed in good standing company on the NASDAQ or other national exchange, or (ii) ceases to be a qualified real estate investment trust as defined in
                Section 856 of the Internal Revenue Code (or any successor provision thereto); or

        (o) REGISTRATION RIGHTS AGREEMENT. The termination or failure to be maintained of a registration of the Pledged Securities, for any reason, pursuant to the Registration Rights Agreement, or any other breach or default by PLRE under the Registration Rights Agreement, which failure or breach is not cured (or capable of being cured) to Lender's satisfaction within fifteen (15) Business Days; or

        (p) GUARANTOR NET WORTH. The failure, at any time, of each of The Trust and The Price Group to maintain, separately and not on an aggregate basis, a Tangible Net Worth in an amount greater than or equal to $100,000,000, which failure is not cured (or capable of being cured) to Lender's satisfaction within fifteen (15) Business Days; or

        (q) GUARANTOR INDEBTEDNESS TO TOTAL CAPITALIZATION. The failure, at any time, of either the Trust or The Price Group to maintain a ratio of Indebtedness to Total Capitalization of less than or equal to sixty percent (60%), which failure is not cured (or capable of being cured) to Lender's satisfaction within fifteen
                (15) Business Days.

7.2 ACCELERATION UPON DEFAULT; REMEDIES. Upon the occurrence of any Default specified in this Article, Lender may, at its sole option, declare all sums owing to Lender under the Note, this Agreement and the other Loan Documents immediately due and payable. Upon such acceleration, Lender may, in addition to all other remedies permitted under this Agreement and the other Loan Documents and at law or equity, apply any sums in the Account to the sums owing under the Loan Documents and any and all obligations of Lender to fund further disbursements under the Loan shall terminate.

7.3 RIGHT OF CONTEST. Borrower may contest in good faith any claim, demand, levy or assessment by any person other than Lender which would constitute a Default, if Borrower pursues the contest diligently and in a manner which Lender determines will not be prejudicial to Lender nor impair the rights of Lender under the Loan Documents.

                       ARTICLE 8. MISCELLANEOUS PROVISIONS

8.1 INDEMNITY. BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES AND EXPENSES) WHICH LENDER MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF: (i) THE FAILURE OF BORROWER TO PERFORM ANY OBLIGATIONS AS AND WHEN REQUIRED BY THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; (ii) ANY FAILURE AT ANY TIME OF ANY OF BORROWER'S REPRESENTATIONS OR WARRANTIES TO BE TRUE AND CORRECT; OR (iii) ANY WRONGFUL ACT OR OMISSION BY BORROWER IN MATERIAL BREACH OF THIS AGREEMENT. BORROWER SHALL PAY TO LENDER UPON DEMAND (OR, IF BORROWER DISPUTES ITS OBLIGATION TO PAY AMOUNTS HEREUNDER, IMMEDIATELY UPON RESOLUTION OF SUCH DISPUTE, IF LENDER IS THE PREVAILING PARTY) ANY AMOUNTS OWING UNDER THIS INDEMNITY. INTEREST SHALL ACCRUE ON SUCH SUM (EXCLUSIVE OF ATTORNEYS' FEES AND COSTS) FROM THE DATE OF THE ORIGINAL DEMAND AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE NOTE. BORROWER'S DUTY TO INDEMNIFY LENDER SHALL SURVIVE THE REPAYMENT OF THE LOAN.

8.2 FORM OF DOCUMENTS. The form and substance of all documents, instruments, and forms of evidence to be delivered to Lender under the terms of this Agreement and any of the other Loan Documents shall be subject to Lender's approval and shall not be modified, superseded or terminated in any respect without Lender's prior written approval.

8.3 NOTICES. All notices, demands, or other communications under this Agreement and the other Loan Documents shall be in writing and shall be delivered to the appropriate party at the address set forth on the signature page of this Agreement (subject to change from time to time by written notice to all other parties to this Agreement). All notices, demands or other communications shall be considered as properly given if delivered personally or sent by first class United States Postal Service mail, postage prepaid, except that notice of a Default may be sent by certified mail, return receipt requested, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid. Notices so sent shall be effective three (3) days after mailing, if mailed by first class mail, and otherwise upon receipt; PROVIDED, HOWEVER, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.

8.4 RELATIONSHIP OF PARTIES. The relationship of Borrower and Lender under the Loan Documents is, and shall at all times remain, solely that of borrower and lender, and Lender neither undertakes nor assumes any responsibility or duty to Borrower or to any third party, except as expressly provided in this Agreement and the other Loan Documents.

8.5 ATTORNEYS' FEES AND EXPENSES; ENFORCEMENT. If any attorney is engaged by Lender or Borrower following a Potential Default to enforce or defend any provision of this Agreement, any of the other Loan Documents or Other Related Documents, or as a consequence of any Default under the Loan Documents, with or without the filing of any legal action or proceeding, and including, without limitation, any fees and expenses incurred in any bankruptcy proceeding of the Borrower, then the prevailing party shall be entitled to recover from the other, immediately upon demand, the amount of all reasonable attorneys' fees and expenses and all costs incurred by such party in connection therewith.

8.6 IMMEDIATELY AVAILABLE FUNDS. Unless otherwise expressly provided for in this Agreement, all amounts payable by Borrower to Lender shall be payable only in United States currency, immediately available funds.

8.7 LENDER'S CONSENT. Wherever in this Agreement there is a requirement for Lender's consent and/or a document to be provided or an action taken "to the satisfaction of Lender", it is understood by such phrase that Lender shall exercise its consent, right or judgment in a reasonable manner given the specific facts and circumstance applicable at the time.

8.8     LOAN SALES AND PARTICIPATIONS; DISCLOSURE OF INFORMATION.

        (a) Borrower agrees that Lender may elect, at any time, to sell, assign or grant participations in all or any portion of its rights and obligations under the Loan Documents, and that any such sale, assignment or participation may be to one or more financial institutions, private investors, and/or other entities, at Lender's sole discretion ("PARTICIPANT"). Borrower further agrees that Lender may disseminate to any such actual or potential purchaser(s), assignee(s) or participant(s) all documents and information (including, without limitation, all financial information) which has been or is hereafter provided to or known to Lender with respect to: (a) any party connected with the Loan (including, without limitation, the Borrower, any partner or member of Borrower, any constituent partner or member of Borrower and any Guarantor); and/or (b) any lending relationship other than the Loan which Lender may have with any party connected with the Loan. In the event of any such sale, assignment or participation, Lender and the parties to such transaction shall share in the rights and obligations of Lender as set forth in the Loan Documents only as and to the extent they agree among themselves. In connection with any such sale, assignment or participation, Borrower further agrees that the Loan Documents shall be sufficient evidence of the obligations of Borrower to each purchaser, assignee, or participant, and upon written request by Lender, Borrower shall enter into such amendments or modifications to the Loan Documents as may be reasonably required in order to evidence any such sale, assignment or participation. The indemnity obligations of Borrower under the Loan Documents shall also apply with respect to any purchaser, assignee or participant.

        (b) Anything in this Agreement to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Agreement, including this Section, any lender may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from its obligations thereunder.

        (c) Notwithstanding anything to the contrary set forth herein or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, the parties hereto acknowledge and agree that (i) any obligations of confidentiality contained herein and therein do not apply and have not applied from the commencement of discussions between the parties to the tax treatment and tax structure of the transactions contemplated by the Loan Documents (and any related transactions or arrangements), and (ii) each party (and each of its employees, representatives, or other agents) may disclose to any and all parties as required, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by the Loan Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure, all within the meaning of Treasury Regulations Section 1.6011-4; provided, however, that each party recognizes that the privilege each has to maintain, in its sole discretion, the confidentiality of a communication relating to the transactions contemplated by the Loan Documents, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Internal Revenue Code, is not intended to be affected by the foregoing.

8.9 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

8.10 SEVERABILITY. If any provision or obligation under this Agreement and the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from the Loan Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of the Loan Documents, PROVIDED, HOWEVER, that if the rate of interest or any other amount payable under the Note or this Agreement or any other Loan Document, or the right of collectibility therefore, are declared to be or become invalid, illegal or unenforceable, Lender's obligations to make advances under the Loan Documents shall not be enforceable by Borrower.

8.11 NO WAIVER; SUCCESSORS. No waiver shall be implied from any failure of Lender to take, or any delay by Lender in taking, action concerning any Default or failure of condition, or from any previous waiver of any similar or unrelated Default or failure of condition. Any waiver or approval hereunder must be in writing and shall be limited to its specific terms. The terms and provisions hereof shall bind and inure to the benefit of the heirs, successors and assigns of the parties.

8.12    TIME. Time is of the essence of each and every term of this Agreement.

8.13 HEADINGS. All article, section or other headings appearing in this Agreement and any of the other Loan Documents are for convenience of reference only and shall be disregarded in construing this Agreement and any of the other Loan Documents.

8.14 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of California, except to the extent preempted by federal laws. Borrower and all persons and entities in any manner obligated to Lender under the Loan Documents consent to the jurisdiction of any federal or state court within the State of California having proper venue and also consent to service of process by any means authorized by California or federal law.

8.15 INTEGRATION; INTERPRETATION. The Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Lender in writing.

8.16 JOINT AND SEVERAL LIABILITY. The liability of all persons and entities obligated in any manner under this Agreement and any of the Loan Documents shall be joint and several.

8.17 COUNTERPARTS. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the date appearing on the first page of this Agreement.

                                    "LENDER"

                                    WELLS FARGO BANK, NATIONAL ASSOCIATION


                                    By:
                                             -----------------------------------
                                    Name:
                                             -----------------------------------
                                    Its:
                                             -----------------------------------

                                    Lender's Address:
                                    -----------------
                                    WELLS FARGO BANK, NATIONAL ASSOCIATION
                                    401 B Street, Suite 304
                                    San Diego, California 92101
                                    Attention:  Melissa Murphy

                                    "BORROWER"

                                    THE 520 GROUP, LLC,
                                    a California limited liability company

                                    By:
                                             -----------------------------------
                                    Name:    Mark Daitch
                                    Its:     Manager

                                    By:
                                             -----------------------------------
                                    Name:    Barry McComic
                                    Its:     Manager

                                    Borrower's Address:
                                    -------------------
                                    The 520 Group
                                    7979 Ivanhoe Avenue, Ste. 520
                                    La Jolla, CA  92037
                                    Attention:  Jack McGrory

                                                                 Loan No. 100441
                              EXHIBIT A - DOCUMENTS

EXHIBIT A to SECURED LOAN AGREEMENT between THE 520 GROUP, LLC, a California limited liability company, as "BORROWER", and WELLS FARGO BANK, NATIONAL ASSOCIATION, as "LENDER", dated as of June 10, 2004.

1. LOAN DOCUMENTS. The documents numbered 1.1 through 1.7 inclusive, and amendments, modifications and supplements thereto which have received the prior written consent of Lender, together with any documents executed in the future that are approved by Lender and that recite that they are "Loan Documents" for purposes of this Agreement are collectively referred to herein as the Loan Documents.

        1.1     This Agreement.

        1.2 The Note of even date herewith in the original principal amount of the Loan made by Borrower payable to the order of Lender.

        1.3 The Securities Pledge Agreement of even date herewith executed by Borrower for the benefit of Lender with respect to the Pledged Securities.

        1.4 Repayment Guaranty of even date herewith executed by The Price Group for the benefit of Lender.

        1.5 Repayment Guaranty of even date herewith executed by Sol Price for the benefit of Lender.

        1.6 Repayment Guaranty of even date herewith executed by The Trust for the benefit of Lender.

        1.7 Securities Account Control Agreement of even date herewith executed by Borrower, Lender, and Wells Fargo Institutional Securities, LLC.

2.      OTHER RELATED DOCUMENTS (WHICH ARE NOT LOAN DOCUMENTS):

        2.1     Form FR U-1 (purpose statement).

        2.2     Form 144

        2.3 Authorizing certificates and resolutions of Borrower and Guarantors

        2.4     Legal opinions from Borrower's, Guarantors', and PLRE's counsel.

        2.5     Funds Transfer Agreement.

        2.6     [Other]